UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 27, 2017

 COMMUNITY SHORES BANK CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	000-51166	38-3423227
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1030 W. Norton Avenue, Muskegon, Michigan	49441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Mr. Garth D. Deur to the Board of Directors

Effective September 27, 2017, the Board of Directors of Community Shores Bank Corporation (the "Company") increased its size from six to seven directors and appointed a new director, Garth D. Deur, to fill the vacancy. Mr. Deur has been appointed to serve as a Class II director, and will stand for election at the annual meeting of the shareholders in 2018. Also, effective September 27, 2018, Mr. Deur was appointed by the Board of Directors of the Company's wholly owned subsidiary, Community Shores Bank (the "Bank"), to serve as a director of the Bank and will stand for election at the 2018 annual meeting of the shareholders of the Bank. Mr. Deur was designated for nomination by Mr. Bruce J. Essex, Jr., a significant shareholder of the Company.

Item 8.01	Other Events

Voluntary De-Registration of Common Stock

On September 27, 2017, the Board of Directors of Community Shores Bank Corporation (the “Company”) directed the Company’s President and Chief Financial Officer to prepare and file Form 15 (Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934) within the first two weeks of fiscal year 2018. The Company is eligible to de-register its common stock because it has fewer than 1,200 shareholders of record. Upon filing of the Form 15, the Company’s obligations to file certain reports and forms with the Securities Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on From 8-K, will immediately be suspended. The Company expects the de-registration of its common stock to become effective 90 days after filing Form 15. Upon the effectiveness of the de-registration of the Company’s common stock, the Company will no longer be a public reporting company.

The Company’s Board of Directors has determined that de-registration is in the best interest of the Company and its shareholders because it believes that the cost of compliance with public company reporting requirements outweighs any discernable benefit to the Company or its shareholders. Factors influencing the Board’s decision include the following:

•	the accounting, legal and administrative costs of preparing and filing periodic reports and other filings with the Securities Exchange Commission have become excessive in comparison to the Company’s size;

•	the amount of time senior management is required to devote to matters related to the Company’s public reporting obligations unnecessarily detracts from time that could be concentrated on the Company’s business; and

•	after consultation with industry experts, Securities Exchange Commission reporting does not have a noticeably positive impact on the liquidity or trading volume of the Company’s common stock.

The Company’s common stock is traded on the OTC Pink Market, operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities. The Company expects that its common stock will continue to be traded on the OTC Pink Market, so long as market makers demonstrate an interest in trading in the Company’s common stock.

After public reporting requirements conclude, the Company will continue to file financial reports with its federal regulator and intends to provide interim, unaudited financial information on its website (www.communityshores.com).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY SHORES BANK CORPORATION

By:	/s/ Tracey A. Welsh
Tracey A. Welsh
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

Date: October 3, 2017